UNITED STATES

                    SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                               FORM 8-K


                            CURRENT REPORT


                  Pursuant to Section 13 or 15 (d) of
                  the Securities Exchange Act of 1934




                          February 23, 1995
                          (Date of Report)

            Date of earliest event reported:  February 8, 1995



                       DAKA International, Inc.
          (Exact name of registrant as specified in its charter)



                              Delaware
            (State or other jurisdiction of incorporation)



      0-17229											                                      04-3024178
      (Commission File Number)       (I.R.S.Employer Identification No.)



      One Corporate Place
      55 Ferncroft Road
      Danvers, Massachusetts									                             01923
      (Address of principal executive offices)							        (Zip Code)



            Registrant's telephone number, including area code:
                              (508) 774-9115

Item 2.  Acquisition or Disposition of Assets

On February 8, 1995, Daka, Inc. ("Daka"), a wholly-owned subsidiary of DAKA International, Inc. (the
"Registrant"), acquired an 80.01% general partnership interest in a newly-formed limited partnership, Daka Restaurants, L.P. ("DRLP"), which on the same date acquired substantially all of the assets and foodservice contracts comprising the educational foodservice business of ServiceMaster Management Services L.P.
("SMLP"). SMLP owns a 19.99% limited partnership interest in DRLP. Daka, as the sole general partner of DRLP, will control
DRLP and will be responsible for providing day-to-day management for the 110 contracts acquired which in 1994 generated annual managed volume of approximately $80 million.

The purchase price of approximately $10.3 million for certain assets and foodservice contracts was substantially all paid in cash using available borrowing capacity under the Registrant's line of credit agreement with the Chase Manhattan Bank, N.A. and Shawmut Bank, N.A. In addition, DRLP acquired certain working capital assets such as cash on hand, inventory, accounts receivable and prepaid expenses, and assumed certain liabilities related to the acquired contracts. The purchase price for the working capital assets is estimated to be approximately $10 million and will be paid to SMLP in cash on August 7, 1995. The Registrant has guaranteed the August 7,
1995 payment to be made by DRLP.

In connection with the formation of DRLP and the transfer of assets by SMLP to DRLP, whereby SMLP acquired its limited partnership interest in DRLP, the Registrant and SMLP have entered into a Put and Call Agreement pursuant to which SMLP may require the Registrant to purchase SMLP's limited partnership interest in DRLP at any time during the ten year term of the partnership.
The purchase price to be paid to SMLP upon exercise of its put rights shall be $2.6 million plus SMLP's portion of any net undistributed earnings of DRLP. Pursuant to the Put and Call
Agreement, the Registrant may require SMLP to sell its limited partnership interest to the Registrant after the fifth anniversary of the formation of the partnership. The purchase price to be paid to SMLP upon exercise by the registrant of its call rights shall be 120% of $2.6 million plus SMLP's portion of any net undistributed earnings of DRLP.

Item 7.  Financial Statements and Exhibits

Since the acquired assets and foodservice contracts were part of a larger business, and therefore do not have separate historical financial statements, at the time of the filing of this Form 8-K, it is impracticable for the Registrant to provide (a) the required financial information related to the acquired assets and foodservice contracts and (b) the pro forma financial information relating to such acquisition referred to in (a). Such required financial information will be filed with the Commission under cover of Form 8-K/A not later than April 24, 1995, in accordance with Form 8-K Item 7, paragraphs (a)(4) and (b)(2).

Exhibits:


10.22	Business Transfer Agreement by and between
      Daka Restaurants, L.P. as Transferee and ServiceMaster
      Management Services L.P. as Transferor as of February 8, 1995.

10.23 Limited Partnership Agreement of Daka Restaurants, L.P.
      as of February 8, 1995

10.24	Put and Call Agreement by and between DAKA
      International, Inc. and ServiceMaster Management Services
      L.P. as of February 8, 1995.


The schedules to exhibit 10.22 are not included herein. The Registrant will furnish to the Securities and Exchange Commission, supplementally, a copy of any omitted schedule upon the Securities and Exchange Commission's request.

                              SIGNATURES



Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                         DAKA International, Inc.



  Date:  February 23, 1995					     By:  /s/Louie Psallidas
                                         --------------------------
                                 	       Louie Psallidas
                                         Vice President, Controller